EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of July 25, 2017 (the “Closing Date”) is entered into by and among RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation (“Lender”) and ASPEN GROUP, INC., a Delaware corporation (“Borrower”), ASPEN UNIVERSITY, INC., a Delaware corporation (“Aspen University”) and ASPEN NEWCO, INC., a Delaware corporation (“Newco”).

AGREEMENT

1.

ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein); (b) references to any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation; (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.

LOAN AND TERMS OF PAYMENT

2.1

Promise to Pay.  Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions, accrued and unpaid interest, fees and charges thereon and all other amounts owing hereunder as and when due in accordance with this Agreement.

2.2

Term Loans.

(a)

Availability.  Subject to the terms and conditions of this Agreement, Lender agrees to make to Borrower an advance on the Closing Date in principal amount equal to the First Tranche Amount (the “First Tranche Term Loan”).  Subject to the consummation of the USU Acquisition and the other conditions specified herein, Lender agrees to make to Borrower an advance on or before the Second Tranche Commitment Termination Date in principal amount up to the Second Tranche Amount (the “Second Tranche Term Loan”, and together with the First Tranche Term Loan, collectively, the “Term Loans”, and each, a “Term Loan”).  When repaid, a Term Loan may not be re-borrowed.  Lender’s obligation to lend hereunder shall terminate upon the earlier of (i) the funding of the Second Tranche Term Loan or (ii) the Second Tranche Commitment Termination Date.

(b)

Repayment.  During any Interest-Only Period, no scheduled payments of the principal of the Term Loans shall be due.  Borrower agrees to repay to Lender the outstanding principal amount of the Term Loans, on each Payment Date occurring after an Interest-Only Period, in equal installments, plus accrued and unpaid interest.  The principal amounts of such installments shall be calculated by dividing (i) the sum of the aggregate principal amount of the Term Loans outstanding on the first day following the end of an Interest-Only Period, by (ii) the number of Payment Dates remaining prior to the Term Loan Maturity Date.  On the final Payment Date,

Borrower shall pay to Lender the Final Payment.  Any and all unpaid principal and accrued and unpaid interest, any Deferred Interest Amount, the Final Payment, other fees and any other sums, if any, that are due and payable shall be paid in full on the Term Loan Maturity Date.  The Term Loans may only be prepaid in accordance with Section 2.2(c), Section 2.2(d) and Section 6.5.

(c)

Mandatory Prepayments.  If a Term Loan is accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the sum of:  (i) all outstanding principal plus accrued and unpaid interest thereon, plus (ii) the Prepayment Fee, plus (iii) any Deferred Interest Amount, plus (iv) the Final Payment, plus (v) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.  If a mandatory prepayment of the Term Loan is required pursuant to Section 6.5, Borrower shall immediately pay to Lender pursuant to the terms of such section.

(d)

Permitted Prepayment of Term Loans.   Borrower shall have the option to prepay all, but not less than all, of the outstanding Term Loans, provided it (i) provides written notice to Lender of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest thereon, plus (B) the Prepayment Fee, plus (C) any Deferred Interest Amount, plus (D) the Final Payment, plus (E) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.3

Payment of Interest on the Credit Extensions.

(a)

Interest Rate.  Subject to Section 2.3(b), the outstanding principal amount of the Term Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrower shall pay such interest monthly in arrears on the Payment Date commencing August 15, 2017, and the Deferred Interest Amount will accrue to principal on the last day of the month.

(b)

Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)

Payment; Interest Computation.  Interest is payable monthly in arrears and shall be computed on the basis of a 360-day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 1:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded.

(d)

Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows:  first, to the payment of principal outstanding in respect of the Credit Extensions; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Obligations; and third, after all Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4

Fees and Charges.  Borrower shall pay to Lender:

(a)

Closing Fee.  A closing fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), which shall be paid on the Closing Date.  On the earlier of the Funding Date of the Second Tranche Term

Loan and February 28, 2018, Borrower shall pay to Lender a closing fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500).  For purposes of clarity, the closing fee with respect to the Second Tranche Term Loan is due and payable whether or not the Second Tranche Term Loan is funded.

(b)

Prepayment Fee.  The Prepayment Fee as and when due pursuant to Sections 2.2(c) and 2.2(d).  Borrower agrees that the Prepayment Fee is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loans.

(c)

Final Payment.  The Final Payment as and when due pursuant to Sections 2.2(b), 2.2(c) and 2.2(d).

(d)

Lender Expenses.  All outstanding Lender Expenses incurred through and after the Closing Date, when due (or, if no stated due date, within five (5) Business Days after demand by Lender).

(e)

Fees Fully Earned.  Unless otherwise provided in this Agreement or in a separate writing by Lender, the fees and charges specified in clauses (a) through (c) above are fully-earned as of the Closing Date, and in no event shall Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges.  Lender may debit and deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).  Lender shall provide Borrower written notice of deductions made from the Deposit Account designated by Borrower pursuant to the terms of the clauses of this Section 2.4.

2.5

Payments; Application of Payments; Automatic Payment Authorization.

(a)

All payments to be made by Borrower under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 1:00 p.m. Pacific time on the date when due.  Payments of principal and/or interest received after 1:00 p.m. Pacific time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)

Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied.  Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)

Lender may initiate debit entries to any of Borrower’s deposit accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other amounts Borrower owes Lender when due.  These debits shall not constitute a set-off.  If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(d)

Payments received by Lender from the Loan Parties under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto).  However, if at any time any Governmental Authority, applicable law, regulation or international agreement requires any Loan Party to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, the Loan Parties hereby covenant and agree, jointly and severally, that the amount due from the Loan Parties with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Lender receives a net sum equal to the sum that they would have received had no withholding or deduction been required, and the Loan Parties shall pay the full amount withheld or deducted to the relevant Governmental Authority.  The Loan Parties will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that the Loan Parties have made such withholding payment.  The agreements and obligations of the Loan Parties contained in this Section 2.5(d) shall survive the termination of this Agreement.

3.

CONDITIONS OF LOANS

3.1

Conditions Precedent to Initial Credit Extension.  Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)

duly executed original signatures to the Loan Documents;

(b)

duly executed original signatures to the Warrant and the Registration Rights Agreement;

(c)

Lien searches regarding Borrower and its Subsidiaries;

(d)

duly executed original signatures to an officer’s certificate for each Loan Party, attaching (i) such Loan Party’s Operating Documents, (ii) good standing certificates of such Loan Party certified by the Secretary of State (or equivalent agency) of such Loan Party’s jurisdiction of organization or formation and each jurisdiction in which such Loan Party is qualified to conduct business, (iii) incumbency and specimen signatures authorizing execution and delivery of the Loan Documents to which such Loan Party is a party and (iv) the resolutions adopted by such Loan Party’s board of directors (and if required under the terms of such Loan Party’s Operating Documents, stockholders);

(e)

the Perfection Certificate, together with the duly executed original signature thereto;

(f)

the original stock certificate or other evidence of title with regard to all Equity Interests owned by a Loan Party (if such Equity Interests are evidenced by certificates), together with a stock power or other appropriate instrument of transfer, duly executed and in blank by the holder of record of such Equity Interests;

(g)

evidence of filing of UCC-1 financing statements against each Loan Party in its jurisdiction of formation or incorporation, as applicable;

(h)

payment of the closing fees and Lender Expenses as specified in Section 2.4(a) and Section 2.4(d) hereof, and payment of that certain fee to Lake Street Capital Markets, LLC which has been previously disclosed to Lender;

(i)

copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including, without limitation, accreditation and any approvals/registrations necessary for any Loan Party to take Title IV funding), and of all third-party consents and approvals, necessary in connection with the making and performance by the Loan Parties of the Loan Documents;

(j)

a duly executed officer’s certificate, executed by a Responsible Officer certifying compliance with the conditions set forth in Section 3.2(b) and Section 3.2(c);

(k)

an annual operating budget satisfactory to Lender; and

(l)

without limitation, all other documents and instruments reasonably required to perfect the Lender’s Lien on, and security interest in, the Collateral.

3.2

Conditions Precedent to all Credit Extensions.  Lender’s obligations to make each Credit Extension, including the First Tranche Term Loan, is subject to the following conditions precedent:

(a)

except for the First Tranche Term Loan, at least ten (10) Business Days prior to the date on which a Credit Extension is requested, receipt of an executed Loan Request;

(b)

the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date,

(c)

no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension; and

(d)

in Lender’s reasonable discretion, determined in good faith, there has not been any event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lender.

3.3

Post-Closing Conditions.  Borrower shall deliver to Lender, in form and substance reasonably satisfactory to Lender:

(a)

within thirty (30) days (or such longer period of time as agreed to by Lender in its sole discretion) after the Closing Date, evidence that Aspen University has applied for a Trademark and any other Intellectual Property material to its business in connection with its name with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

(b)

within thirty (30) days (or such longer period of time as agreed to by Lender in its sole discretion) after the Closing Date, with respect to each Collateral Account (other than Excluded Accounts) maintained by any Loan Party on the Closing Date, duly executed signatures to the Account Control Agreements required under Section 6.6(b);

(c)

within thirty (30) days (or such longer period of time as agreed to by Lender in its sole discretion) after the Closing Date, a duly executed collateral access agreement, executed by the applicable Loan Party, the landlord and Lender over the property at 1660 S. Albion Street, Suite 525, Denver, CO, 80222; and

(d)

within fifteen (15) Business Days (or such longer period of time as agreed to by Lender in its sole discretion) after the Closing Date evidence satisfactory to Lender, in its good faith judgment, that the insurance policies, Collateral Assignment of Key Person Life Insurance Policy Agreement and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing the issuance of lender loss payable provisions and endorsements, additional insured clauses and endorsements in favor of Lender.

4.

CREATION OF SECURITY INTEREST

4.1

Grant of Security Interest.  Each Loan Party hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall, at Loan Parties’ sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to the applicable Loan Party.

4.2

Priority of Security Interest.  Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Lender’s Lien under this Agreement).  If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of Twenty Five Thousand Dollars ($25,000), such Loan Party shall promptly notify Lender in writing and deliver such other documents as Lender may require to grant Lender a perfected security interest in such commercial tort claim.

4.3

Authorization to File Financing Statements.  Each Loan Party hereby authorizes Lender to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder.  Such financing statements may describe the Collateral as all assets of a Loan Party.

4.4

Pledge of Collateral.  Each Loan Party hereby pledges, assigns and grants to Lender a security interest in all the Equity Interests in which such Loan Party has any interest, including the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Closing Date or as required pursuant to Section 6.11, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Lender, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank.  To the extent required by the terms and conditions governing the Equity Interests in which a Loan Party has an interest, such Loan Party shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests.  Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee.  Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Equity Interests.  Unless an Event of Default shall have occurred and be continuing, each Loan Party shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, provided that: no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

5.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1

Due Organization, Authorization; Power and Authority.

5.1.1

Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property requires that they be qualified except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  In connection with this Agreement, Borrower has delivered to Lender a duly executed and completed certificate, entitled “Perfection Certificate”.  Borrower represents and warrants to Lender that, except as noted in the most recent Loan Request delivered to Lender (a) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (d) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as each Loan Party’s mailing address (if different than its chief executive office); (e) each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

5.1.2

The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and the filing of Form D in applicable jurisdictions with respect to the Warrant) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound.  No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default would reasonably be expected to have a Material Adverse Effect.

5.2

Collateral.

(a)

Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)

Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Lender a perfected security interest therein as required pursuant to the terms of Section 6.6(b).  The Accounts are bona fide, existing obligations of the Account Debtors.

(c)

The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations.  The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)

Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (a) licenses constituting “Permitted Transfers”, (b) open-source software, (c) over-the-counter software that is commercially available to the public, (d) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (e) immaterial Intellectual Property licensed to such Loan Party.  No part of the Intellectual Property which a Loan Party owns or purports to own and which is material to such Loan Party’s business has been judged invalid or unenforceable, in whole or in part.  To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Effect.  Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License.

5.3

Litigation and Proceedings.  Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against a Loan Party or any of its Subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000) or in which any adverse decision has had or would reasonably be expected to have any Material Adverse Effect.

5.4

Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the respective dates thereof and the results of operations of Borrower and its Subsidiaries for the respective periods then ended, except that the unaudited interim financial statements may not require all footnotes required by GAAP and are subject to normal year-end audit adjustments.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.

5.5

Solvency.  The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s consolidated liabilities; the Loan Parties are not left with unreasonably small capital after the transactions in this Agreement; and the Loan Parties are able to pay their debts (including trade debts) as they mature.

5.6

Consents; Approvals.  Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.7

Capitalization; Subsidiaries; Investments.  Each Loan Party has delivered to Lender a capitalization table that is true, correct and complete in all material respects with respect to all issued and outstanding Equity Interests in each Loan Party and each of its Subsidiaries, as of the Closing Date.  No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Lender pursuant to Section 6.11 below.  No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.8

Tax Returns and Payments.  Each Loan Party and each Subsidiary have timely filed all required tax returns and reports (or appropriate extensions therefor), and each Loan Party and each Subsidiary has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000).   The Loan Parties are unaware of any claims or adjustments proposed for any Loan Party’s or any Subsidiary’s prior tax years which would result in a material amount of additional taxes becoming due and payable by any Loan Party or any Subsidiary.

5.9

Shares.  Each Loan Party has full power and authority to create a first lien on its Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging its Shares pursuant to this Agreement.  To each Loan Party’s knowledge, other than the outstanding warrants and options of Borrower publically disclosed, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to its Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  To each Loan Party’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.10

Compliance with Laws.

(a)

No Loan Party and no Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

(b)

No Loan Party and no Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)

No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of the Loans by the Lenders hereunder nor Borrower’s use of the proceeds thereof will violate the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto.  No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present stockholder of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order, (ii) is, or will become, a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.

(d)

Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.  No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, assuming in all cases that such Act applies to the Loan Parties and their Subsidiaries.

5.11

Full Disclosure.  No written representation, warranty or other statement of any Loan Party or any of its Subsidiaries in any certificate or written statement given to Lender by or on behalf of any Loan Party or any of its Subsidiaries, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.

AFFIRMATIVE COVENANTS

Each Loan Party shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1

Government Compliance.  Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.  Each Loan Party shall comply, and cause each Subsidiary comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so would not reasonably be expected to have a Material Adverse Effect.  Each Loan Party shall obtain all of the Governmental Approvals necessary for the performance by such Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property.

6.2

Financial Statements, Reports, Certificates.  Provide Lender with the following:

(a)

Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, (i) a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Borrower and its Subsidiaries’ consolidated operations for such month, in form acceptable to Lender, having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments and (ii) a copy of the Dashboard used by the Loan Parties to manage and track student acquisition costs, enrollments, active students, payment plans and performance thereto, degree programs and all other pertinent information that the Loan Parties use under SIS (student information system).

(b)

Monthly Compliance Certificate.  Within thirty (30) days after the last day of each month and together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, certifying that as of the end of such month, Loan Parties were in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Lender may reasonably request.

(c)

Annual Operating Budget and Financial Projections.  Within thirty (30) days after the end of each fiscal year of Borrower (and promptly and within five (5) days of any material modification thereto), (i) annual operating budgets, on a consolidating basis (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for such fiscal year (on a quarterly consolidating basis) as approved by Borrower’s Board, together with any related business forecasts used in the preparation of such annual financial projections.

(d)

Annual Audited Financial Statements.  As soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender.

(e)

Other Statements.  Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all Borrower’s Equity Interest holders or to any holders of Subordinated Debt.

(f)

SEC Filings.  Within three (3) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the Securities and Exchange Commission.

(g)

Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that would reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries of, individually or in the aggregate, Twenty Five Thousand Dollars ($25,000) or more.

(h)

Valuation Reports; Capitalization Tables.  In the event that Borrower is no longer subject to the Exchange Act, a copy of each 409 evaluation report as to Borrower’s capital stock that Borrower receives after the Closing Date within thirty (30) days after Borrower’s receipt thereof.  In the event that Borrower is no longer subject to the Exchange Act, an updated copy of Borrower’s capitalization table within five (5) days of any material modification to the aggregate fully-diluted capitalization numbers as set forth in the version most recently delivered to Lender.

(i)

Board Materials.  At the same time and in the same manner as it gives to the members of Borrower’s Board, copies of all materials that Borrower provides to its Board in connection with meetings of Borrower’s Board, including any reports with respect to Borrower’s operations or performance, and when drafted and delivered to the members of the Board, minutes of such meetings.

(j)

Intellectual Property Report.  Together with the Compliance Certificate delivered at the end of each calendar month, a report in form reasonably acceptable to Lender, listing any domain names, applications or registrations that Borrower or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower or any of its Subsidiaries’ Intellectual Property.

(k)

Notice Regarding Insurance and Insurance Report.  (i) As soon as practicable and in any event by the last day of each fiscal year, a report in form and substance satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding fiscal year and (ii) at least thirty (30) days prior to any substantial modification of the insurance policies required to be maintained under Section 6.5, to the extent such modification is adverse to the interests of the Lender, notice of such modification to Lender.

(l)

Notice Regarding Material Agreements.  Within thirty (30) days after the end of each month and together with the monthly financial statements, a written statement identifying any new Material Agreement entered into in such month (excluding change orders), and any termination or amendment of any Material Agreement in a manner that is materially adverse to a Loan Party or any of a Loan Party’s Subsidiaries, as the case may be.

(m)

Environmental Reports and Audits.  Within ten (10) Business Days following the receipt thereof, copies of all environmental audits and reports with respect to any environmental matter which have resulted in or are reasonably likely to result in a claim asserted against any Loan Party or in any liabilities or costs to any Loan Party.

(n)

Information Regarding Collateral.  Each Loan Party will furnish to Lender, at least ten (10) days prior to any change to any of the following, prior written notice of such change: (a) in such Loan Party’s corporate name, (b) in such Loan Party’s identity, type or corporate structure, or (c) in such Loan Party’s jurisdiction of organization or (d) in such Loan Party’s federal taxpayer identification number or organizational number (if any) assigned by its jurisdiction of organization.  Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the applicable Loan Documents.  Each Loan Party also agrees promptly (but in any event within three (3) Business Days) to notify Lender if any material portion of the Collateral is damaged or destroyed.

(o)

Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.2(d), Borrower shall deliver to Lender an Officer’s Certificate confirming that there has been no change or identifying any changes in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 6.2(o).

(p)

Other Reports and Information.  (i) Promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry, standard course audits or if not permissible under law), (ii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letter) submitted to any Loan Party by its auditors in connection with any annual interim audit of the books thereof, and (iii) such other information and data with respect to a Loan Party or any of its Subsidiaries as from time to time may be reasonably requested by Lender, properly completed and duly executed where applicable.

6.3

Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date.  Loan Parties must promptly notify Lender of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000).

6.4

Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5

Insurance.  Keep (a) its business and the Collateral insured for risks and in amounts standard for companies in Loan Parties’ industry and location and as Lender may reasonably request and (b) a “key person” life insurance policy owned by Borrower on the life of Michael Mathews (and his successors in office) in an amount not less than Ten Million Dollars ($10,000,000).  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Lender.  All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee, all liability policies shall show, or have endorsements showing, Lender as an additional insured, all “key person” life insurance policies shall be assigned to Lender as additional Collateral (with such assignment to be in form and substance satisfactory to Lender) and Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, as set forth on Exhibit E.  Ensure that proceeds payable under any (a) property or casualty policy are, at Lender’s option, payable to Lender on account of the Obligations and (b) “key person” life insurance policy are, payable to Lender on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Hundred Thousand Dollars ($100,000), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Lender has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Lender, be payable to Lender on account of the Obligations.  At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).  If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Lender deems prudent.

6.6

Deposit and Securities Accounts.

(a)

Maintain its operating and other deposit accounts and securities accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to Section 6.6(b) below.  Each Loan Party shall further maintain an ACH payment structure in favor of Lender, in form and substance satisfactory to Lender.

(b)

Provide Lender five (5) days prior written notice before establishing any Collateral Account after the Closing Date at or with any bank, broker or other financial institution, and upon opening such account, provide Lender with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.  Subject to Section 3.3(b), for each Collateral Account (other than an Excluded Account) that a Loan Party at any time maintains, such Loan Party shall cause the applicable bank, broker or financial institution at or with which any Collateral Account (other than an Excluded Account) is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Lender.

6.7

Intellectual Property.

(a)

Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Lender in writing of material infringements or any other event that would reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; and not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent, which consent shall not be unreasonably withheld.

(b)

If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner or exclusive licensee, or (ii) applies for any Patent or the registration of any Trademark, then such Loan Party shall promptly provide written notice thereof to Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Lender may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in such property.  If a Loan Party decides to register any Copyrights or mask works in the United States Copyright Office, such Loan Party shall: (x) provide Lender with at least five (5) days prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Lender may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.  Each Loan Party shall promptly provide to Lender copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Lender to perfect and maintain a first priority perfected security interest in such property.

(c)

Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public).  Each Loan Party shall take such steps as Lender reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

6.8

Litigation Cooperation.  From the Closing Date and continuing through the termination of this Agreement, make available to Lender, upon providing Borrower with at least three (3) Business Days’ prior written notice, without expense to Lender, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to a Loan Party.

6.9

Access to Collateral; Books and Records.  Upon providing Borrower with at least three (3) Business Days’ prior written notice, allow Lender, or its agents, to inspect the Collateral and audit and copy a Loan Party’s Books in accordance with Section 6.13 hereof.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Lender shall determine is reasonably necessary.  The foregoing inspections and audits shall be at Loan Parties’ expense.

6.10

Minimum Cash.  Loan Parties shall at all times maintain Cash or Cash Equivalents in Collateral Accounts, in each case, subject to an Account Control Agreement in favor of Lender, of an amount which shall be the greater of the absolute values of (a) the sum of six (6) months of projected negative cash flow from operations plus six (6) months of projected capital expenditures on property, plant and/or equipment including any leasing expenditure(s) or (b) six (6) months of negative net income based on an annual budget as approved by Borrower’s Board.

6.11

Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained herein, at the time that any Loan Party or any Subsidiary forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date: (a) promptly, and in any event within five (5) days of such formation or acquisition, provide written notice to Lender together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within ten (10) days (or such longer period as granted by Lender in its sole discretion) of such formation or creation: (i) take all such action as may be reasonably required by Lender to cause such new Subsidiary to either: (A) provide to Lender a joinder to this Agreement pursuant to which such Subsidiary becomes a borrower hereunder, or (B) guarantee the Obligations of Borrower under the Loan Documents and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Lender, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien, subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary and to pledge all of the direct or beneficial Equity Interests in such new Subsidiary.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12

Property Locations.

(a)

Provide to Lender at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)

With respect to any property or assets of any Loan Party or its Subsidiaries located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall cause such third party to execute and deliver a collateral access agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Lender’s benefit.  The Loan Parties shall deliver to Lender each warehouse receipt, where negotiable, covering any such property.

(c)

With respect to any property or assets of a Loan Party or its Subsidiaries located on leased premises (other than Excluded Locations), the applicable Loan Party shall cause such third party to execute and deliver a collateral access agreement for such location.

6.13

Management Rights.  Each Loan Party shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Loan Party at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year.  In addition, any such representative shall have the right to meet with management and officers of such Loan Party to discuss such books of account and records.  In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Loan Parties concerning significant business issues affecting the Loan Parties.  Such consultations shall not unreasonably interfere with Loan Parties’ business operations.  The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over a Loan Party’s management or policies.

6.14

Right to Invest.  Borrower hereby grants to Lender and its Affiliates the right (but without obligation) to invest such amount as is necessary for Lender or its Affiliates, in the aggregate, to maintain the same percentage ownership of the capital stock of Borrower as such Lender or Affiliates, in the aggregate maintained as of the Closing Date, on a Fully Diluted Basis, in each Next Round on the same terms, conditions and lowest pricing as the other investors in the Next Round.  Borrower shall provide Lender with at least twenty (20) days prior written notice of the proposed date of each Next Round, which notice shall include the proposed terms, conditions and pricing of such Next Round. The rights granted under this Section 6.14 shall survive termination of this Agreement for a period of five (5) years.

6.15

Further Assurances.  Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

7.

NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1

Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Permitted Transfers.

7.2

Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by such Loan Party and such Subsidiary or incidental activities or businesses related to the businesses currently engaged in by such Loan Party and such Subsidiary, as applicable, or reasonably related thereto, including the consummation of the USU Acquisition; (b) liquidate or dissolve, except if the USU Acquisition does not close, Borrower may dissolve Newco; (c) without the consent of Lender, which may not be unreasonably withheld, suffer the resignation or departure of any Key Person, other than through death, disability or voluntary resignation; (d) suffer the resignation or departure of any Key Person through death, disability or voluntary resignation and not name an interim replacement within thirty (30) days or a permanent replacement within one hundred and eighty (180) days of such Key Person’s resignation or departure, in each case, acceptable to Borrower’s Board; (e) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after departure or cessation of employment from Borrower; (f) fail to have Michael Mathews serve as Chief Executive Officer of Borrower for a period greater than thirty (30) days over the term of this Agreement, except as provided in the foregoing clause (b); (g) have a Change in Control, or (h) without at least ten (10) days prior written notice to Lender add any new offices or business locations, including warehouses (unless such new offices or business locations already qualifies as a Permitted Location).

7.3

Mergers or Acquisitions.  Other than the USU Acquisition, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same.  A Subsidiary that is not a Loan Party may merge or consolidate into another Subsidiary that is not a Loan Party or into a Loan Party, if the survivor of such merger or consolidation is a Loan Party.  A Subsidiary that is a Loan Party may merge or consolidate into another Loan Party.

7.4

Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5

Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein.

7.6

Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7

Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that (i) Borrower may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may convert Subordinated Debt issued by Borrower into Equity Interests issued by Borrower pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Lender; (iii) any Loan Party may pay dividends solely in Equity Interests of such Loan Party; and (iv) Borrower may repurchase the Equity

Interests issued by Borrower pursuant to stock repurchase agreements approved by Borrower’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of Borrower; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.  Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases, payments or distributions expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or would reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

7.8

Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Loan Party, except for (a) transactions that are in the Ordinary Course of Business of such Loan Party, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by investors in Borrower for capital raising purposes, and (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower’s Board.

7.9

Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.

7.10

Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11

Current Ratio.  Loan Parties shall not, at any time, permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50.

7.12

Minimum Consolidated Net Worth.  Loan Parties shall not, at any time, permit Consolidated Net Worth to be less than $5,750,000.

8.

GUARANTY

8.1

Guaranty of the Obligations.  Subject to the provisions of Section 8.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the benefit of Lender the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

8.2

Contribution by Guarantors.  All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share

Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section 8.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.  “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 8.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 8.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 8.2 shall not be construed in any way to limit the liability of any Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 8.2.

8.3

Payment by Guarantors.  Subject to Section 8.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Lender, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Lender as aforesaid.

8.4

Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)

this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)

Lender may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of such Event of Default;

(c)

the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)

payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)

Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Lender in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Lender may have against any such security, in each case as Lender in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f)

this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Lender’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

8.5

Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Lender:  (a) any right to require Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Lender in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Lender or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Lender or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Lender and notices of any of the matters referred to in Section 8.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

8.6

Guarantors’ Rights of Subrogration, Contribution, Etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and all commitments to lend Term Loans shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Lender.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and all commitments to lend Term Loans shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 8.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Lender may have against Borrower, to all right, title and interest Lender may have in any such collateral or security, and to any right Lender may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

8.7

Subordination of Other Obligations.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

8.8

Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and all commitments to lend Term Loans shall have terminated.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

8.9

Authority of Guarantors or Borrower.  It is not necessary for Lender to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

8.10

Financial Condition of Borrower.  Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be.  No Lender shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Lender.

8.11

Bankruptcy, Etc.

(a)

So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Lender, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)

Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Lender that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)

In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder

8.12

Discharge of Guaranty upon Sale of Guarantor.  If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Lender or any other Person effective as of the time of such sale or disposition.

9.

EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

9.1

Payment Default.  (1. Borrower fails to make any payment of principal or interest on any Credit Extension when due within three (3) days after such payment is due and payable (which three (3) day cure period shall not apply to payments due on the Term Loan Maturity Date), or (2. any Loan Party fails to pay any other Obligations within three (3) days after such Obligations are due and payable (which three (3) day cure period shall not apply to payments due on the Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under this Section 9.1 is not an Event of Default (but no Credit Extension will be made during the cure period).

9.2

Covenant Default.

(a)

A Loan Party fails or neglects to perform any obligation in Section 6, or violates any covenant in Section 7 (other than Section 7.12).

(b)

A Loan Party violates the minimum consolidated net worth covenant in Section 7.12, and as to such default under Section 7.12, has failed to cure such default within thirty (30) days after the occurrence thereof.

(c)

A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 9) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by the Loan Parties be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Loan Parties shall have an additional period (which shall not in any case exceed twenty (20) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this clause (c) shall not apply, among other things, to any other covenants set forth in Section 9.2 and clauses (a) and (b) above.

(d)

At any time after the execution and delivery thereof, the Guaranty, for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder.

9.3

Material Adverse Effect.  An event or circumstance has occurred which would reasonably be expected to have a Material Adverse Effect.

9.4

Attachment; Levy; Restraint on Business.

(a)

(i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any entity under the control of a Loan Party, or (ii) a notice of Lien or levy is filed against any Loan Party’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any twenty (20) day cure period; or

(b)

(i) any material portion of a Loan Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party from conducting all or any material part of its business.

9.5

Insolvency.  (a) Loan Parties are unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Loan Party begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed).

9.6

Other Agreements.  There is, under any agreement to which a Loan Party is a party with a third party or parties, (a) any material default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000); (b) any breach or default by a Loan Party, the result of which would have a Material Adverse Effect; or (c) termination of any Material Agreement.

9.7

Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of (a) with respect to any of the foregoing related to any academic regulators or Title IV funding, at least One Hundred Thousand Dollars ($100,000) or (b) with respect to any of the foregoing related to anything other than academic regulators or Title IV funding, at least One Hundred Thousand Dollars ($100,000), in each case not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier to the satisfaction of Lender. shall be rendered against a Loan

Party by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree).

9.8

Misrepresentations.  Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

9.9

Subordinated Debt.  Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (unless such Subordinated Debt is paid off in accordance with its terms), any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further or liability obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

9.10

Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Effect, or (ii) adversely affects the legal qualifications of a Loan Party or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Loan Party or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9.11

Loss of Accreditation.  If Aspen University shall have lost its accreditation status from the Distance Education Accrediting Commission or following the USU Acquisition, United States University shall he lost its status from the Western Association of Schools and Colleges.

9.12

De-Listing.  At any time, an SEC stop order or trading suspension of Borrower’s Equity Interests shall be in effect for five (5) consecutive Business Days or five (5) Business Days during a period of ten (10) consecutive Business Days, excluding in all cases a suspension of all trading on a public market; provided that Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list its Equity Interests on another public market within sixty (60) days of such notice.

10.

LENDER’S RIGHTS AND REMEDIES

10.1

Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice or demand, do any or all of the following:

(a)

declare all Obligations immediately due and payable (but if an Event of Default described in Section 9.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b)

stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between any Loan Party and Lender;

(c)

verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing a Loan Party money of Lender’s security interest in such funds;

(d)

make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Loan Parties shall assemble the Collateral if Lender requests and make it available as Lender designates.  Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Each Loan Party grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(e)

apply to the Obligations any amount held by Lender owing to or for the credit or the account of a Loan Party;

(f)

ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

(g)

place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(h)

demand and receive possession of any Loan Party’s Books; and

(i)

exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.2

Power of Attorney.  Each Loan Party hereby irrevocably appoints Lender (and any of Lender’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, to:  (a) send requests for verification of Accounts or notify account debtors of Lender’s security interest and Liens in the Collateral; (b) endorse a Loan Party’s name on any checks or other forms of payment or security; (c) sign a Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (e) make, settle, and adjust all claims under any Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) transfer the Collateral into the name of Lender or a third party as the Code permits; and (g) dispose of the Collateral as the Code permits.  Each Loan Party further hereby appoints Lender (and any of Lender’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign a Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Lender’s security interest in the Collateral, (ii) execute and do all such assurances, acts and things which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Lender may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Lender under this Agreement or the other Loan Documents.  Lender’s foregoing appointment as each Loan Party’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and Lender is under no further obligation to make Credit Extensions hereunder.

10.3

Protective Payments.  If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

10.4

Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Lender shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations.  Lender shall pay any surplus to Borrower by credit to the Deposit Account designated by Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.  If Lender, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

10.5

Lender’s Liability for Collateral.  So long as Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  The Loan Parties’ bear all risk of loss, damage or destruction of the Collateral.

10.6

No Waiver; Remedies Cumulative.  Lender’s failure, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver.  Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.7

Demand Waiver.  Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

11.

NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon transmission, when sent by electronic mail; (b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below.  Lender and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 11.

If to a Loan Party:	c/o Aspen Group, Inc.
46 E. 21st Street, 3rd Floor
New York, NY 10010
Attention: Mr. Michael Mathews
Email: michael.mathews@aspen.edu

with a copy (which shall not constitute notice) to:	Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

If to Lender:	Runway Growth Credit Fund Inc.
205 N. Michigan Ave., Suite 930
Chicago, IL 60601
Attention: Thomas B. Raterman
Email: tr@runwaygrowth.com

with a copy (which shall not constitute notice) to:	Latham & Watkins LLP
505 Montgomery Street, Suite 2000 San Francisco, CA 94111
Attention: Haim Zaltzman, Esq.
Email: haim.zaltzman@lw.com

12.

CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of law.  Each Loan Party and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender.  Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

EACH LENDER AND EACH LOAN PARTY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. This Section 12 shall survive the termination of this Agreement.

13.

GENERAL PROVISIONS

13.1

Termination Prior to Term Loan Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and Lender no longer has any obligation to extend credit to Borrower.  So long as Loan Parties have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Lender.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

13.2

Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  No Loan Party may assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion).  Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

13.3

Indemnification.  Each Loan Party agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against:  (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Lender and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct.  Each Loan Party agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.  This Section 13.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

13.4

Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

13.5

Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.6

Correction of Loan Documents.  Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

13.7

Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

13.8

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.9

Confidentiality.  In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information. Lender Entities may use Borrower’s name and logo, and include a brief description of the relationship among Loan Parties and Lender, in Lender’s marketing materials.  No Loan Party shall issue any press release relating to Lender or this Agreement without Lender’s prior written consent (such consent not to be unreasonably withheld or delayed); provided that the foregoing shall not limit disclosures required by the Exchange Act.  The provisions of this paragraph shall survive the termination of this Agreement.

13.10

Attorneys’ Fees, Costs and Expenses.  In any action or proceeding among Loan Parties and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.11

Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.12

Tax Treatment.  Each party hereto hereby acknowledges and agrees that the Term Loans are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, which includes the Warrant.  Notwithstanding anything to the contrary contained herein, each party hereto hereby further acknowledges and agrees that for United States federal, state and local income tax purposes the aggregate “issue price” under Section 1273(b) of the Internal Revenue Code of 1986 and the aggregate purchase price and fair market value of the Warrants shall in each case be established in good faith by Lender after the Closing Date by written notice to Borrower.  Each party hereto agrees to use such issue price and purchase price, as applicable, for all income financial accounting and regulatory purposes with respect to this transaction.

13.13

Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.14

Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

13.15

Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

13.16

Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER: ASPEN GROUP, INC. By _________________________________ Name: _________________________________ Title: _________________________________ GUARANTORS:
ASPEN UNIVERSITY, INC. By _________________________________ Name: _________________________________ Title: _________________________________
ASPEN NEWCO, INC. By _________________________________ Name: _________________________________ Title: _________________________________

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

LENDER: RUNWAY GROWTH CREDIT FUND INC. By _________________________________ Name: _________________________________ Title: _________________________________

[Signature Page to Loan and Security Agreement]

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Person; provided that such defined term shall not include those “accounts” solely composed of Title IV funds or monies.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any other Loan Party maintains a Securities Account or a Commodity Account, a Loan Party, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Aggregate Payments” is defined in Section 8.2.

“Agreement” is defined in the preamble of this Agreement.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001).

“Applicable Rate” at a variable annual rate equal to the applicable LIBOR, plus ten percent (10.0%).

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Borrower” is defined in the preamble hereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of California are required or permitted to be closed.

“Cash” means all unencumbered and unrestricted cash and cash equivalents.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower’s Equity Interests who were not holders of Equity Interest as of the Closing Date, cease to own at least thirty-five percent (35%) of the Voting Stock of Borrower; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of Borrower’s Board, who did not have such power before such transaction, except as a result of a bona fide equity financing or series of financings from investors reasonably acceptable to Borrower; or (c) a Loan Party ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary, except as provided in Section 7.2(b).

“Claims” is defined in Section 13.3.

“Closing Date” is defined in the preamble hereof.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of the Loan Parties described on Exhibit B.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Collateral Assignment of Key Person Life Insurance Policy Agreement” means a collateral assignment of key person life insurance policy agreement, in form and substance satisfactory to Lender, by and among Borrower, William Penn Life Insurance Company of New York and Lender, pursuant to which Borrower assigns to Lender such key person life insurance policy and the proceeds thereof.1

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Consolidated Current Assets” means, at any time, the total assets of Loan Parties which would be shown as current assets on a balance sheet of Loan Parties prepared in accordance with GAAP at such time.

“Consolidated Current Liabilities” means, at any time, the total liabilities of Loan Parties which would be shown as current liabilities on a balance sheet of Loan Parties prepared in accordance with GAAP at such time.

“Consolidated Net Worth” means, at any time, (a) the sum of (i) the par value (or value stated on the books of Borrower) of the Equity Interests (but excluding treasury stock and capital stock subscribed and unissued) of Borrower and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of Borrower and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the Equity Interests and surplus of Subsidiaries.

———————

1

Please ask the insurance broker to provide their collateral assignment forms.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” means the Term Loans, or any other extension of credit by Lender for Borrower’s benefit.

“Default” means any circumstance, event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deferred Interest Amount” means, for any month, the amount, if any, by which interest accrued at the Applicable Rate exceeds interest which would have accrued at an annual rate of twelve percent (12.0%).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means any (a) Deposit Accounts which are used exclusively for payroll, payroll taxes and other employee wages and benefits payments to or for the benefit of the employees of Borrower and its

Subsidiaries; provided that the aggregate balance in all such accounts does not exceed the amount necessary to make the immediate succeeding payroll, payroll tax or benefit payment (or such minimum amount as may be required by any law or financial institution with respect to such accounts), (b) Deposit Accounts used exclusively for trust or similar purposes or for the collection or payment of sale or use taxes, and (c) Deposit Accounts used exclusively (i) for federal funds disbursed under Title IV of the Higher Education Act and (ii) additional amounts on deposit that, when aggregated with the amounts on deposit in all such Deposit Accounts under this clause (c), does not exceed Fifty Thousand Dollars ($50,000).

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Fifty Thousand Dollars ($50,000) of assets and property of a Loan Party and its Subsidiaries is located.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fair Share” is defined in Section 8.2.

“Fair Share Contribution Amount” is defined in Section 8.2.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of the Term Loans made under this Agreement multiplied by three and one-quarter percent (3.25%).

“First Tranche Amount” means an original principal amount of $5,000,000.

“Funding Date” means any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“Fully Diluted Basis” shall mean, as of the date of determination, Borrower’s outstanding capital stock, including (i) all common stock, (ii) all preferred stock on an as-converted to common stock basis, and (iii) all shares of capital stock reserved for grant or issuance under any equity incentive purchase plan or option plan of Borrower, and assuming the exercise of all warrants and options to purchase capital stock of Borrower and the conversion of all rights to purchase capital stock of Borrower and any other securities convertible into or exchangeable for capital stock of Borrower.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guaranteed Obligations” is defined in Section 8.1.

“Guarantor” means (a) Aspen University, (b) Newco and (c) any other Person providing a Guaranty, pursuant to Section 8 or otherwise, in favor of Lender or providing collateral, security or other credit support for all or any portion of the Obligations.

“Guaranty” means any (a) the guaranty of each Guarantor pursuant to Section 8 and (b) each other guaranty, in form and substance satisfactory to Lender, made by any Guarantor to guarantee of all or any part of the Obligations.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 13.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)

its Copyrights, Trademarks and Patents;

(b)

any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)

any and all source code;

(d)

any and all design rights which may be available to such Person; and

(e)

all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Interest-Only Period” means the period from and including the Closing Date and through and including the twenty-fourth (24th) Payment Date following the Closing Date; provided that after the twenty-fourth (24th) Payment Date has passed, if Borrower achieves the Operating Milestone at the end of any month and so long as no Default or Event of Default has occurred and is continuing, the Interest-Only Period shall be extended until the end of the fiscal quarter immediately following such month in which the Operating Milestone was achieved.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“IP Security Agreement” means that certain intellectual property security agreement entered into by certain Loan Parties and Lender.

“Key Person” means each Loan Party’s Chief Executive Officer, President and Chief Financial Officer.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 13.9.

“Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any other Loan Party.

“LIBOR” means the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate, as published by Reuters (or another commercially available source providing quotations of LIBOR as reasonably determined by Lender from time to time) for U.S. dollar deposits (for delivery on the first day of the applicable month) with a term of three (3) months or the rate otherwise reasonably determined by Lender to be the rate at which U.S. dollar deposits with a term of three (3) months would be offered by banks in London, England to major banks in the London or other offshore interbank market, in each case at approximately 11:45 a.m. (City of London time) on the 15th day of each month.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Automatic Payment Authorization, the Account Control Agreements, any IP Security Agreement, the Perfection Certificate, the Collateral Assignment of Key Person Life Insurance Policy Agreement, the collateral access agreements, any subordination agreement, any note, or notes or guaranties executed by Borrower or any other Loan Party, and any other present or future agreement by Borrower and/or any other Loan Party with or for the benefit of Lender in connection with this Agreement.

“Loan Party” or “Loan Parties” means, individually or collectively, as applicable, Borrower and each Guarantor.

“Loan Party’s Books” are all of a Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Loan Request” means a request for a Credit Extension pursuant to this Agreement in substantially the form attached hereto.

“Margin Stock” has the meaning set forth in Section 5.10.2 hereof.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of a Loan Party; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability of Lender to enforce any of its rights or remedies with respect to any Obligations.

“Material Agreement” means (a) any contract or other arrangement to which a Loan Party or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect and (b) any contract or agreement to which a Loan Party or any of its Subsidiaries is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving the aggregate consideration payable to or by such Loan Party or such Subsidiary is Two Hundred and Fifty Thousand Dollars ($250,000) or more in any fiscal year (other than (i) purchase orders in the Ordinary Course of the Business of such Loan Party or any of its Subsidiaries and (ii) contracts that by their terms may be terminated by such Loan Party or any of its Subsidiaries in the Ordinary Course of Business upon less than 60 days’ notice without penalty or premium).

“Next Round” means each equity financing occurring after the Closing Date which is a private offering or a private investment in public equity or a similar transaction, in which Borrower sells and issues capital stock, whether in a single or multiple closings, in an amount greater than One Million Dollars ($1,000,000).

“Obligations” means all of Borrower’s and each other Loan Party’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, the Prepayment Fee, the Deferred Interest Amount, the Final Payment and other amounts such Borrower or such other Loan Party owes to Lender now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower or any other Loan Party assigned to Lender, and to perform such Borrower’s or such other Loan Party’s duties under the Loan Documents (other than the Warrant).

“OFAC” has the meaning set forth in Section 5.10.3 hereof.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Operating Milestone” means Loan Parties achieve on a trailing twelve month basis (a) Revenue growth of at least 30.0% for such twelve-month period compared with the immediately preceding twelve-month period and (b) Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of at least 7.5% consistent with the manner and methodology used by Borrower to report its EBITDA on the Closing Date; provided that (a) Borrower shall have delivered to Lender a notice certifying satisfaction of the Operating Milestone no later than fifteen (15) Business Days thereafter, (b) Borrower shall have delivered all information reasonably required by Lender with respect thereto and (c) Lender shall have been reasonably satisfied with the results of the audit of the Operating Milestone by examining such information, Loan Parties’ Books and any other information reasonably related thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the fifteenth day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” means:

(a)

Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)

Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

(c)

Subordinated Debt;

(d)

unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e)

Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f)

Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Loan Party or its Subsidiary, as the case may be; and

(h)

other unsecured Indebtedness in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000).

“Permitted Investments” means:

(a)

Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b)

(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lender;

(c)

Investments consisting of repurchases of Borrower’s Equity Interests from former employees, officers and directors of Loan Parties to the extent permitted under Section 7.7,

(d)

Investments (i) among Loan Parties, and (ii) of Loan Parties in Subsidiaries which are not Loan Parties, provided that such Investments shall not exceed One Hundred Thousand Dollars ($100,000) per fiscal year of Borrower;

(e)

Investments not to exceed One Hundred Thousand Dollars ($100,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board;

(f)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g)

Investments consisting of Deposit Accounts in which Lender has a perfected security interest; and

(h)

Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this paragraph (j) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a)

Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)

Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which a Loan Party maintains adequate reserves on its books;

(c)

purchase money Liens (i) on Equipment acquired or held by a Loan Party incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)

leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person, in an aggregate amount not exceeding Two Hundred and Fifty Thousand Dollars ($250,000);

(e)

Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty Five Thousand Dollars ($25,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f)

Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(g)

deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Twenty Five Thousand Dollars ($25,000) at any time;

(h)

Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(i)

Liens in favor of other financial institutions arising in connection with a Loan Party’s Deposit Accounts and/or Securities Accounts held at such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit and/or securities accounts and Lender has received Account Control Agreements with respect thereto to the extent required under Section 6.6.

(j)

licenses of Intellectual Property which constitute a Permitted Transfer;

(k)

Liens in favor of landlords or other similar statutory liens;

(l)

Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (a), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

 “Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations previously disclosed in a written notice to Lender pursuant to Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means (i) sales of Inventory in the Ordinary Course of Business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the Ordinary Course of Business, (iii) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of a Loan Party, no longer economically practicable to maintain or useful, (iv) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments, (v) the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (vi) other Transfers of assets having a fair market value of not more than Fifty Thousand Dollars ($50,000) per fiscal year of Borrower; and (vii) Transfers required by any applicable Governmental Authority in the Ordinary Course of Business and not otherwise constituting an Event of Default under this Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” means, with respect to any prepayment of the funded portion of any of the Term Loans, an amount equal to: (a) four percent (4%) of the original principal amount of the Term Loans, if the prepayment occurs on or prior to the first anniversary of the Closing Date, (b) three percent (3%) of the original principal amount of the Term Loans, if the prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, (c) two percent (2%) of the original principal amount of the Term Loans, if the prepayment occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, (d) one percent (1%) of the original principal amount of the Term Loans, if the prepayment occurs after the third anniversary of the Closing Date but on or prior to the date that is 42 months after the Closing Date and (e) zero percent (0%) after the date that is 42 months after the Closing Date.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Closing Date by and among Borrower and Lender.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Controller of such Person.  Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of a Loan Party.

“Restricted License” means any material license or other material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) with respect to which a Loan Party or a Subsidiary of a Loan Party is the licensee (a) that prohibits or otherwise restricts such Loan Party or such Subsidiary from granting a security interest in such Loan Party’s or such Subsidiary’s interest in such license or agreement or any other property, or (b) for which a default under or termination of would reasonably be expected to interfere with the Lender’s right to sell any Collateral.

“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances (but without duplication of all such amounts already required to be subtracted under GAAP).

“Second Tranche Amount” means an original principal amount of up to $5,000,000.

“Second Tranche Commitment Termination Date” means October 25, 2018.

“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by Borrower or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness incurred by Borrower that is subordinated in writing to all of the Obligations owing by Borrower or any of its Subsidiaries to Lender, pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor, on terms acceptable to Lender, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior indefeasible payment in full, in cash, of the Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Lender’s Lien, and prohibitions on the exercise of any rights or remedies of the holder of such Indebtedness, including acceleration, against Borrower or any of its Subsidiaries or any of Borrower’s or its Subsidiaries’ respective property or assets.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest of which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, either directly or through an Affiliate.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Loan” or “Term Loans” means the loan made by Lender pursuant to the terms of Section 2.2 hereof.

“Term Loan Maturity Date” means the fourth anniversary of the Closing Date.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Loan Party connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“USU Acquisition” means (a) the acquisition by Borrower of all of the Equity Interests of United States University pursuant to the terms described in Borrower’s filing with the Securities and Exchange Commission dated March 9, 2017 and that certain Asset Purchase Agreement dated as of May 13, 2017, among Borrower, Newco, Educación Signficatíva, LLC and Linden Education Partners LLC, (b) such acquisition shall have received approval from the Western Association of Schools and Colleges, and such approval shall (i) enable United States University to operate in all programs it was operating in prior to the acquisition by Borrower, (ii) not encumber the operations of United States University in any manner different than on such operations prior to the acquisition by Borrower and (iii) not require any capital investment by Borrower into United States University other than the consideration listed in the foregoing SEC filing, and (c) subject to such other terms and conditions satisfactory to Lender in its sole discretion.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means that certain Warrant to Purchase Stock dated as of the Closing Date executed by Borrower in favor of Lender.